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                                                                 Exhibit 99.p(2)

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                          HARBOR CAPITAL ADVISORS, INC.
                                 CODE OF ETHICS
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I.       INTRODUCTION

         This Code of Ethics applies to all employees of Harbor Capital, including all officers and directors of Harbor Capital. While this Code of Ethics applies to all employees, it imposes heightened responsibilities and restrictions on those employees who have been designated access persons and investment personnel because their positions involve greater access to information concerning Harbor Fund's investments. In addition, this Code of Ethics not only covers personal securities transactions by employees but also those transactions where the employee is deemed to be the beneficial owner of the securities, such as transactions by the employee's immediate family members who share the same household with the employee.

         The entire Code of Ethics, except for those sections which specifically reference the responsibilities of access persons or investment professionals, applies to all employees. Those employees who have been designated as access persons or investment professionals are also subject to the additional responsibilities set forth in those sections referencing access persons or investment professionals, as applicable.

II.      STATEMENT OF GENERAL PRINCIPLES

         The fundamental position of Harbor Capital is, and has been, that each of its employees owe a fiduciary duty to the clients of Harbor Capital to place the interests of those clients above the employees' own interests. All Harbor Capital employees must conduct their activities and carryout their responsibilities at all times in accordance with the following standards:

         - Each employee shall place at all times the interests of each client of Harbor Capital first. In particular, each employee must avoid serving his or her own personal interests ahead of the interests of Harbor Capital clients.

         - Each employee must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to his or her duties and responsibilities to Harbor Capital clients.

         - Each employee must not take advantage of his or her position of trust and responsibility at Harbor Capital and must avoid any situation that might compromise or call into question his or her exercise of full independent judgment in the best interests of Harbor Capital clients.

         In addition, it is the policy of Harbor Capital that no employee shall engage in any act, practice or course of conduct that would violate any applicable federal securities laws, including the Investment Advisers Act. Furthermore, with respect to those clients that are Investment Companies, no access person shall engage in any act, practice or course of conduct that would violate Section 17 (j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder.

         These policies reflect Harbor Capital's desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of


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         conflict or of unethical conduct. Harbor Capital's business is one dependent upon public confidence. The mere appearance or possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could tarnish Harbor Capital's name and damage its reputation to the detriment of all those with whom we do business.

         Accordingly, private financial transactions by employees of Harbor Capital must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the person's position of trust and responsibility through their association with Harbor Capital. In making personal investment decisions with respect to any security, extreme care must be exercised by all employees to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

         Without limiting in any manner the fiduciary duty owed by employees to each client of Harbor Capital or the provisions of this Code of Ethics, it should be noted that Harbor Capital considers it proper that purchases and sales be made by its personnel in the marketplace of securities owned by the clients of Harbor Capital; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and, for access persons, with an investment rather than short-term trading outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made.

         It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an employee of his or her fiduciary duty to any client of Harbor Capital.

         Harbor Capital encourages all employees to contact their supervisor, the Review Officer or the Chief Compliance Officer with any questions they may have about this Code of Ethics. Harbor Capital also encourages all employees to contact their supervisor, the Review Officer or the Chief Compliance Officer if they have even the slightest question about the propriety of any action or transaction before engaging in either.

III.     LEGAL REQUIREMENTS

         Employees of Harbor Capital are also subject to the following restrictions imposed by the 1940 Act. Rule 17j-1 under the 1940 Act makes it unlawful for any affiliated person of Harbor Capital, which includes all employees, in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by an Affiliated Mutual Fund:

         A. to employ any device, scheme or artifice to defraud an Affiliated Mutual Fund;

         B. to make to an Affiliated Mutual Fund any untrue statement of a material fact or omit to state to an Affiliated Mutual Fund a material fact necessary in order to make the


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                  statements made, in light of the circumstances under which they were made, not misleading;

         C. to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Affiliated Mutual Fund; or

         D. to engage in any manipulative practice with respect to an Affiliated Mutual Fund.

IV.      DEFINITIONS

         For purposes of this Code of Ethics, the following definitions shall apply:

         A. The term "access person" shall mean (i) all directors and officers of Harbor Capital and (ii) any employee of Harbor Capital who has access to nonpublic information regarding any clients' purchase or sale of securities (as defined below) or nonpublic information regarding the portfolio holdings of any Affiliated Mutual Fund or who is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic. The term "access person" shall not mean, for purposes of this Code of Ethics, any employee of any subadviser engaged by Harbor Capital on behalf of any client, including the Affiliated Mutual Funds, that is not otherwise affiliated with Harbor Capital.

         B.       The term "Harbor Capital" shall mean Harbor Capital Advisors,
                  Inc.

         C. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)
                  (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

                  1. ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

                  2. the person's partnership interest in the portfolio securities held by a general or limited partnership;

                  3. the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account;

                  4. the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities;

                  5. the person's interest in securities held by a trust under certain circumstances; and


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                  6.       the conversion of a "derivative security" (which term
                           excludes (a) a broad-based index option or future,
                           (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         D. The term "control" shall mean the power to exercise a controlling influence over the management or policies of Harbor Capital, unless such power is solely the result of an official position with Harbor Capital, all as determined in accordance with Section 2 (a) (9) of the Investment Company Act of 1940, as amended (the "1940 Act")

         E The term "employee" shall mean all directors, officers and employees of Harbor Capital.

         F. The term "Affiliated Mutual Fund" shall mean a management investment company registered as such under the 1940 Act and for which Harbor Capital or an affiliate is the investment adviser. The term shall include Harbor Fund and the Robeco Investment Funds.

         G. The term "investment personnel" shall mean all portfolio managers of Harbor Capital and other advisory persons who assist the portfolio managers in making investment decisions for any client, including, but not limited to, analysts and traders.

         H The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, which would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

         I. The term "purchase" shall include the writing of an option to purchase.

         J. The term "Review Officer" shall mean the officer or employee of Harbor Capital designated from time to time by Harbor Capital to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer(s) of Harbor Capital designated from time to time by Harbor Capital to support the Review Officer. The Alternate Review Officer(s) shall have the same authority to act under this Code of Ethics as the Review Officer. The Alternate Review Officer shall receive and review reports of purchases and sales by the Review Officer.

         K. The term "sale" shall include the writing of an option to sell.

         L.       The term "security" shall have the meaning set forth in
                  Section 202(a)(18) of the Investment Advisers Act (i.e., generally any interest or instrument commonly known as a 'security' such as a stock, bond, note or option on securities or securities indices), except that it shall not include

                  (i)      Direct obligations of the Government of the United
                           States;

                  (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                  (iii)    Shares issued by money market funds;


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                  (iv)     Shares issued by open-end funds other than Affiliated
                           Mutual Funds; and

                  (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

         M. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         N. The term "significant remedial action" shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

V.       SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

         A.       PROHIBITED ACTIVITIES

                  While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

                  1. All EMPLOYEES shall avoid profiting by securities transactions of a short-term trading nature (including market timing) involving shares of an Affiliated Mutual Fund. Transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of an Affiliated Mutual Fund (excluding the Harbor Money Market Fund and Short Duration Fund or similar short-term fixed income fund) within thirty (30) calendar days shall be deemed to be of a trading nature and thus prohibited unless prior written approval of the transaction is obtained from the Review Officer. This restriction shall also not apply to purchase and sales of shares an Affiliated Mutual Fund pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan, which includes purchases of shares of an Affiliated Mutual Fund through automatic contributions to an employer sponsored retirement or employee benefit plan.

                  2. No ACCESS PERSON shall, directly or indirectly, purchase or sell securities in such a way that the ACCESS PERSON knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for any client of Harbor Capital, or otherwise personally act to injure any client's securities transactions;

                  3. No ACCESS PERSON shall use the knowledge of securities purchased or sold by any client of Harbor Capital or securities being considered for purchase or sale by any client of Harbor Capital to profit personally, directly or indirectly, by the market effect of such transactions;

                  4. No ACCESS PERSON shall, directly or indirectly, communicate to any person who is not an ACCESS PERSON any material non-public information relating to any client of Harbor Capital or any issuer of any security owned by any client of Harbor Capital, including, without limitation, non-public portfolio holdings information


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                           for any client of Harbor Capital and non-public
                           information regarding the purchase or sale or considered purchase or sale of a security on behalf of any client of Harbor Capital, except to the extent necessary to effectuate securities transactions on behalf of the client of Harbor Capital;

                  5. No ACCESS PERSON shall, directly or indirectly, execute a personal securities transaction on a day during which a client of Harbor Capital has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

                  6. NO ACCESS PERSONS shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of Harbor Capital that the board service would be consistent with the interests of clients. Where board service is authorized, ACCESS PERSONS serving as directors normally should be isolated from those persons making investment decisions through "Chinese Wall" or other procedures. All ACCESS PERSONS are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which is likely to materially interfere with the effective discharge of responsibilities to Harbor Capital and its clients;

                           Currently, no employees have been designated
                           Investment Personnel under this Code of Ethics as a result of Harbor Capital's manager-of-managers investment approach. To the extent Investment Personnel are designated in the future, the following prohibitions would apply to them:

                  7. INVESTMENT PERSONNEL shall avoid profiting by securities transactions of a trading nature, which transactions are defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities (excluding shares of an Affiliated Mutual
                           Fund) within sixty (60) calendar days. Transactions in shares of an Affiliated Mutual Fund are covered by
                           Section V.A.1 above;

                  8. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer;

                  9. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;

                  10. INVESTMENT PERSONNEL shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to Harbor Capital, including without limitation:


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                           (i)      his or her beneficial ownership of any
                                    securities of such issuer;

                           (ii) any contemplated transaction by such person in such securities;

                           (iii) any position with such issuer or its affiliates; and

                           (iv)     any present or proposed business
                                    relationship between such issuer or its
                                    affiliates and such person or any party in which such person has a significant interest.

                           Such interested investment personnel may not participate in the decision for the client to purchase and sell securities of such issuer.

                  11. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase or sell any security or equivalent security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after client has purchased or sold such security.

         B.       GIFT POLICY

                  EMPLOYEES should not solicit, accept or provide any gifts which might influence decisions the EMPLOYEE or the recipient may make in business transactions involving Harbor Capital or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence the employee's decision.

                  In order to minimize any potential conflict of interest or the appearance of a conflict of interest, EMPLOYEES are subject to the following restrictions and guidelines with respect to gifts and entertainment involving a person that does business with or provides services to Harbor Capital either directly or on behalf of a Harbor Capital client (a "business associate").

                  1. GIFTS: An EMPLOYEE may not accept a gift from or make a gift to a business associate valued at more than approximately $100 without the written approval of the PRESIDENT or CHIEF COMPLIANCE OFFICER. EMPLOYEES may not accept or give any gift of cash or a gift that is substantially the same as cash. Gifts should not be given in connection with the establishment of a new client relationship with Harbor Capital.

                  2. ENTERTAINMENT: Each EMPLOYEE is expected to use his or her professional judgment, subject to review by his or her supervisor, in entertaining and in being entertained by a business associate. Provided that both the EMPLOYEE and business associate attend, an EMPLOYEE may accept from or provide to a business associate:

                           (i) an occasional meal or reception, ticket to a sporting, theater or other comparable event such as a round of golf that is not so frequent, costly or extensive so as to raise any question of impropriety.


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                           (ii)     a meal, reception or cocktail party in
                                    conjunction with a bona fide business
                                    meeting.

                  An EMPLOYEE may accept or provide transportation to the event provided it is transportation in the ordinary course, such as by arranging for a car service or by sharing a taxi cab. Transportation outside of the ordinary course, such as by airplane, should not be accepted or provided. Similarly, lodging should not be accepted or provided.

                  If the EMPLOYEE and business associate are not both present at such sporting, golf, theater, or other entertainment event, the entertainment should be treated as a gift subject to the gift policy set forth above.

         C.       EXEMPT TRANSACTIONS AND CONDUCT

                  This Code of Ethics shall not be deemed to be violated by any of the following transactions:

                  1. Purchases or sales for an account over which the EMPLOYEE or ACCESS PERSON has no direct or indirect influence or control;

                  2. Purchases or sales which are non-volitional on the part of the EMPLOYEE or ACCESS PERSON;

                  3. Purchases or sales pursuant to an automatic investment plan, which is a program by which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

                  4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the ACCESS PERSON from the issuer, and sales of such rights so acquired;

                  5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

                  6. Purchases or sales for which the EMPLOYEE, ACCESS PERSON or INVESTMENT PERSONNEL has received prior written approval from Harbor Capital. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics, the Investment Advisers Act and Rule 204A-1 thereunder and Section 17 (j) of the 1940 Act and rules thereunder; and

                  7. Purchases or sales made in good faith on behalf of a client, it being understood by, and disclosed to, each client that Harbor Capital may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of its clients and that such executions may increase or decrease the price at which securities are purchased or sold for the clients.

VI.      COMPLIANCE PROCEDURES


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         A.       OWNERSHIP OF SHARES OF AN AFFILIATED MUTUAL FUND

                  Every EMPLOYEE who beneficially owns shares of an Affiliated Mutual Fund is required to own such shares either:

                  (i) directly with the Affiliated Mutual Fund in the name of the employee or in the name of an immediate family member (or other person or entity whose direct ownership causes the employee to be deemed to be the beneficial owner of the shares),

                  (ii) through the Harbor Capital retirement or employee benefit plans,

                  (iii) through a retirement or employee benefit plan sponsored by a family member's employer to the extent the EMPLOYEE is the beneficial owner of the shares as a result of the ownership of the shares by that family member, or

                  (iv) through an asset allocation or "wrap" program sponsored by a financial institutional such as a broker-dealer or bank where all investment and trading decisions are made by the program sponsor in accordance with a pre-determined asset allocation model (i.e., a hard coded model program) and the employee (or family member to the extent the employee is the beneficial owner of those shares) has no discretion over the particular investments selected or trades placed.

                  Every EMPLOYEE who is not an access person shall submit to Harbor Capital on Form I a list of the persons (other than the employee) who are the record owners of the shares of an Affiliated Mutual Fund which are beneficially owned by the EMPLOYEE and the associated account numbers or name of employer sponsoring the retirement or employee benefit plan. Every employee who owns shares of an Affiliated Mutual Fund through an asset allocation program must also submit to Harbor Capital on Form I the identify of the program sponsor and must certify that he or she has no discretion over the particular investments selected or trades placed by that program. Every EMPLOYEE is required to notify the Review Officer in writing within thirty (30) days of any change to the information on Form I, including the addition of new persons to the list. ACCESS PERSONS are required to provide Harbor Capital with this information in the manner set forth in Section IV. D below.

         B.       PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS

                  Every ACCESS PERSON shall be required to submit on Form III their intent to trade in securities (other than trades in shares of an Affiliated Mutual Fund) for their own account to the Review Officer. In addition, every EMPLOYEE (including ACCESS PERSONS) shall be required to submit on Form III their intent to trade in shares of an Affiliated Mutual Fund if the transaction would be prohibited by Section V.A.1. above (i.e., the purchase and sale or sale and purchase transactions would be within 30 calendar days) shall be required to submit on Form III their intent to engage in such a transaction.

                  Transactions in an Affiliated Mutual Fund which occur through an asset allocation program which satisfies the conditions of
                  Section VI.A.iv above are not considered


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                  volitional on the part of the employee (or family member to the extent the employee is the beneficial owner of those shares) and are therefore not subject to this pre-clearance requirement. Those transactions are, however, subject to the reporting requirements under subsection D below.

                  The Review Officer will be obligated to determine whether any prohibitions or restrictions apply to the relevant securities and respond in writing to the ACCESS PERSONS or EMPLOYEES submitting the pre-clearance request. If the Review Officer "pre-clears" a particular transaction, the access person or employee shall have four (4) business days following the day that the pre-clearance request is granted to effect the transaction. If the Review Officer does not respond in writing within two (2) business days following the date of submission of the pre-clearance request, the trade may be considered "pre-cleared" and the ACCESS PERSON or EMPLOYEE may execute such "pre-cleared" trade anytime within two (2) business days following the lapse of the Review Officer's two day period.

                  If the ACCESS PERSON or EMPLOYEE has not executed the trade during the "pre-clearance" period, "pre-clearance" will lapse and the ACCESS PERSON and EMPLOYEE may not trade without submitting another pre-clearance request and have the intended trade "pre-cleared" again.

                  Neither the Review Officer or an Alternate Review Officer may pre-clear his or her own trades. A pre-clearance request submitted by one must be reviewed by the other.

         C.       RECORDS OF SECURITIES TRANSACTIONS

                  All ACCESS PERSONS are required to direct their brokers to supply to Harbor Capital on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the ACCESS PERSON has a beneficial ownership interest. ACCESS PERSONS should complete the sample letter of direction attached to this Code of Ethics and send it to each of their brokers.

                  Certain brokers have agreed to provide that information to Harbor Capital electronically. In those cases, a different letter of direction may be required. The REVIEW OFFICER will provide ACCESS PERSONS with a list of those brokers which have agreed to provide duplicate confirmations and statements to Harbor Capital electronically. ACCESS PERSONS should inform the REVIEW OFFICER if they intend to establish an account with one of the brokers on that list so that a customized letter can be used.

         D.       PERSONAL REPORTING REQUIREMENTS

                  1. Each ACCESS PERSON shall submit to Harbor Capital a report in the form annexed hereto as Form II or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Section VI, Paragraph D as to all securities transactions during each quarterly period, in which such ACCESS PERSON has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security. This reporting requirement is satisfied if Harbor Capital receives duplicate statements from the ACCESS


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 10

                           PERSON'S brokers which document all transactions during the period which would be required to be reported on Form II.

                           If an EMPLOYEE is the beneficial owner of shares of an Affiliated Mutual Fund which are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan in accordance with subparagraph (iii) of Section VI, Paragraph A, the EMPLOYEE is required to provide Harbor Capital with duplicate copies of each quarterly statement provided by that retirement or employee benefit plan which shows the transaction activity in the shares of the Affiliated Mutual Fund.

                  2. Every report on Form II shall be made not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

                           (i) the trade date of each transaction and a description of each security;

                           (ii) the nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

                           (iii) the price at which each transaction was effected and the number of units;

                           (iv) the name of the broker, dealer or bank with or through whom each transaction was effected; and

                           (v) the date that the report was submitted by the ACCESS PERSON.

                           provided, however, that an ACCESS PERSON is not required to report transactions in shares of an Affiliated Mutual Fund which are held in accordance with Section VI. A above in any account which (i) the ACCESS PERSON has established directly with the Affiliated Mutual Fund in his or her name or has been established directly with the Affiliated Mutual Fund in the name of another person (e.g. spouse or other immediate family member) and which has previously been disclosed to Harbor Capital in the ACCESS PERSON'S initial or annual holdings report; or (ii) the ACCESS PERSON owns through a Harbor Capital retirement plan.

                           If no transactions in any securities required to be reported were effected during a quarterly period by an ACCESS PERSON such ACCESS PERSON shall submit to Harbor Capital a report on Form II within the time-frame specified above stating that no reportable securities transactions were effected. However, if an ACCESS PERSON has provided for Harbor Capital to receive all of his or her brokerage statements and confirmations with respect to all accounts over which he or she has beneficial ownership, that ACCESS PERSON is not required to submit a report indicating there were no reportable securities transactions during that quarterly period.

                  3. Every ACCESS PERSON shall report to Harbor Capital, no later than 30 days after the end of each quarter, with respect to any new account established by the


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 11

                           ACCESS PERSON in which any securities were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

                           (i) the name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

                           (ii)     the date that the account was established;
                                    and

                           (iii) the date that the report was submitted by the ACCESS PERSON.

         E.       DISCLOSURE OF PERSONAL HOLDINGS

                  Each ACCESS PERSON shall submit to Harbor Capital on Form VII an initial holdings report no later than 10 days after the person becomes an ACCESS PERSON which contains the following information (with such information current as of a date not more than 45 days prior to the date the person becomes an ACCESS PERSON):

                  1. The title, number of shares, principal amount, and, as applicable, exchange ticker symbol or CUSIP number of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership when the person became an ACCESS PERSON;

                  2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph M) were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS person; and

                  3.       The date that the report was submitted by the ACCESS
                           PERSON.

                  Each ACCESS PERSON shall submit to Harbor Capital on Form VIII an annual holdings report which contains the following information (with such information current as of a date not more than 45 days prior to the date the report is submitted):

                  1. The title, number of shares, principal amount, and, as applicable, exchange ticker symbol or CUSIP number of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership;

                  2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph M) were held for the direct or indirect benefit of the ACCESS PERSON; and

                  3.       The date that the report was submitted by the ACCESS
                           PERSON.

                  If an EMPLOYEE is the beneficial owner of shares of an Affiliated Mutual Fund which are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan or through an asset allocation program in accordance with subparagraphs (iii) or (iv) of Section VI, Paragraph A, the EMPLOYEE shall submit to Harbor Capital


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 12
                  initial and annual holdings reports in the manner set forth above for access persons which disclose the beneficial ownership of shares of an Affiliated Mutual Fund held through the non-Harbor Capital retirement or employee benefit plan or asset allocation program. In place of disclosing the name of any broker, dealer or bank with whom the account was maintained, the employee shall disclose the name of the employer sponsoring each retirement or employee benefit plan or name of the asset allocation program sponsor of the program in which shares of the Affiliated Mutual Fund are held.

         F.       INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE

                  All EMPLOYEES shall certify initially upon commencement of employment and annually thereafter on the form annexed hereto as Form IV that they:

                  1. have read and understand this Code of Ethics and recognize that they are subject hereto:

                  2.       have complied with the requirements of this Code of
                           Ethics: and

                  3. have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

         G.       JOINT PARTICIPATION

                  ACCESS PERSONS should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Affiliated Mutual Fund is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

         F.       ELECTRONIC REPORTING

                  Any of the information which is required to be submitted by employees or access persons on the attached Forms, including pre-clearance requests and personal holdings reports, may instead be submitted electronically provided that the electronic submissions contain substantially the same information which is requested on the Forms. The Review Officer shall inform all employees and access persons whether and to what extent electronic submissions of that information will be either permitted or required.

VII.     REVIEW OF REPORTS

         Harbor Capital has established the following policies and procedures to ensure that the reports submitted by employees pursuant to this Code of Ethics are reviewed on a quarterly basis and that potential violations of this Code of Ethics are identified and appropriately addressed.

         1. Harbor Capital has adopted a Policy to Monitor Employee Investment Accounts for Inappropriate Trading Activities which requires certain officers and managers of Harbor Capital and officers of Harbor Fund, including the Review Officer (collectively, the "Market Timing Review Officers"), to meet on a quarterly basis to review transactions in


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 13
                  accounts held directly and in the Harbor Capital retirement plan by an EMPLOYEE for short-term trading in Harbor Fund shares in violation of the Code of Ethics. If market timing or inappropriate trading activity is found, the PRESIDENT and CHIEF COMPLIANCE OFFICER of Harbor Capital shall report such findings promptly to the board of trustees of Harbor Fund.

                  The Review Officer shall review activity in shares of Harbor Fund which are held through a retirement or employee benefit plan other than the Harbor Capital retirement plan by reviewing duplicate account statements provided by the plan on a quarterly basis.

                  A Harbor Fund officer is required to certify on an annual basis either that no market timing activity by employees in Harbor Fund shares has occurred in violation of the Code of Ethics or that any market timing activity by employees has been promptly reported to the board of trustees of Harbor Fund.

         2. On at least a quarterly basis, the REVIEW OFFICER shall compare the reported personal securities transactions by ACCESS PERSONS with initial and annual holding reports submitted by ACCESS PERSONS to determine whether all personal securities transactions have been reported and pre-cleared, if pre-clearance is required, during the applicable quarter. If it is determined that a particular personal securities transaction has not been reported and pre-clearance of such transaction was required, the Review Officer shall review the identified transaction against transactions in the same security which were held by clients of Harbor Capital, including a Harbor Fund, during that quarter to determine whether a violation of this Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material. The Alternate Review Officer shall be responsible for reviewing the personal securities transactions of the Review Officer.

         3. If the REVIEW OFFICER determines that a material violation of this Code of Ethics has or may have occurred, he or she shall submit a written determination, together with the related report by the ACCESS PERSON or EMPLOYEE and any additional explanatory material provided by the ACCESS PERSON or EMPLOYEE to the PRESIDENT and CHIEF COMPLIANCE OFFICER of Harbor Capital, who shall make an independent determination of whether a violation has occurred. If the PRESIDENT or CHIEF COMPLIANCE OFFICER determines that a violation has occurred and that it is material, the board of trustees of Harbor Fund shall be informed of such violation promptly.

VIII.    REPORTING VIOLATIONS

         If any EMPLOYEE becomes aware of what he or she believes may be a violation of this Code of Ethics by that employee or any other employee, the EMPLOYEE is required to report that violation to the CHIEF COMPLIANCE OFFICER of Harbor Capital promptly. If the CHIEF COMPLIANCE OFFICER is not available, the employee should report to the REVIEW OFFICER promptly. The REVIEW OFFICER is responsible for making the CHIEF COMPLIANCE OFFICER aware of any such report which the REVIEW OFFICER has received. Harbor Capital encourages EMPLOYEES to talk with the Chief Compliance Officer or Review Officer if they are unsure as to whether something would be considered a violation of this Code of Ethics.


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 14

IX.      SANCTIONS

         Any violation of this Code of Ethics shall result in the imposition of such sanctions as Harbor Capital may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension or demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

         The sanction of disgorgement of any profits realized may be imposed for any of the following violations:

         A. Violation of the prohibition against EMPLOYEES profiting from short-term transactions in shares of an Affiliated Mutual Fund where an exception is not available;

         B. Violations of the prohibition against INVESTMENT PERSONNEL profiting from securities transactions of a trading nature;

         C. Violation of the prohibition against ACCESS PERSONS, directly or indirectly, executing a personal securities transaction on a day during which an Affiliated Mutual Fund in his or her complex has a pending "buy" or "sell" order; or

         D. Violation of the prohibition against PORTFOLIO MANAGERS, directly or indirectly, purchasing or selling any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after an Affiliated Mutual Fund has purchased or sold such security.

X.       RECORDKEEPING REQUIREMENTS

         Harbor Capital shall maintain and preserve in an easily accessible place:

         A. A copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years.

         B. A record of all initial and annual certifications submitted by each person who is currently, or who has been within the past five years, an employee of Harbor Capital.

         C. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs.

         D. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place.

         E. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics and whether those persons were designated ACCESS PERSONS or INVESTMENT PERSONNEL.


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 15

         F. The names of each person who is serving or who has served as Chief Compliance Officer and Review Officer within the past five years.

XI.      MISCELLANEOUS

         A.       CONFIDENTIALITY

                  All information obtained from any ACCESS PERSON hereunder shall be kept in strict confidence by Harbor Capital, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         B.       NOTICE TO EMPLOYEES

                  Harbor Capital shall provide all EMPLOYEES with a copy of the Code of Ethics and any amendments thereto and shall inform all employees of their respective duties and responsibilities under the Code. Harbor Capital shall identify all persons who are considered to be "ACCESS PERSONS," "INVESTMENT PERSONNEL" and "PORTFOLIO MANAGERS," inform such persons of their respective specific duties and responsibilities under this Code of Ethics.


EFFECTIVE:  AUGUST 2002
REVISED:  JANUARY 2004
FURTHER REVISED:  NOVEMBER 2004
FURTHER REVISED:  NOVEMBER 2005 (EFFECTIVE JANUARY 1, 2006)


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 16

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM I

                    FOR EMPLOYEES WHO ARE NOT ACCESS PERSONS
            IDENTITY OF PERSONS OWNING AFFILIATED MUTUAL FUND SHARES

Every report on Form I shall be made not later than ten (10) days after the commencement of the employee's employment. An amended Form II shall be submitted to the Review Officer within thirty (30) days after any change in the information contained in this Form I occurs.

List the full names of each person other than yourself who owns shares of any Harbor Fund that you would be deemed to be the beneficial owner of (i.e., shares owned by your spouse). Also provide the account numbers for the accounts which hold those shares.

If shares are held either through a retirement or employee benefit plan other than the Harbor Capital retirement plan or through a permitted asset allocation/wrap program, provide the name of the employer sponsoring the plan and a brief description of the plan (such as whether it is a 401k plan). In the case of an asset allocation/wrap program, provide the name of the financial institution sponsoring the wrap program:

         NAME OF PERSON             ACCOUNT NUMBER(s)/PLAN OR WRAP PROGRAM INFORMATION
1.

2.

3.

4.

5.


I certify that this Form I contains a true statement of the identities of the persons (other than myself) who own shares of a Harbor Fund which I would be deemed to be the beneficial owner of. If I have identified above that I beneficially own shares of a Harbor Fund through a wrap program, I also certify that the investment and trading decisions in that program are made by the program sponsor (i.e., a "hard coded model") and that I have no discretion over investments made or trades placed through that program.


                                        ---------------------------------------
                                        Name & Title

                                        ---------------------------------------
                                        Date


--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 17

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM II

                          POST-TRADE MONITORING REPORT

Every report on Form II shall be made not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which Form II relates was effected and shall contain the following information, current as of a date not more than 45 days prior to the date the report is submitted:

NAME AND TITLE:                                                              QUARTER ENDING:

                     DESCRIPTION OF SECURITY          TRANSACTION                             BROKER/DEALER
  TRADE DATE      (TITLE, CLASS, TICKER, CUSIP)       (BUY/SELL)       PRICE      UNITS        MAKING TRADE
  ----------      -----------------------------       -----------      -----      -----       --------------

---------------  --------------------------------  ----------------  ---------  ---------  -------------------

---------------  --------------------------------  ----------------  ---------  ---------  -------------------

---------------  --------------------------------  ----------------  ---------  ---------  -------------------

---------------  --------------------------------  ----------------  ---------  ---------  -------------------

---------------  --------------------------------  ----------------  ---------  ---------  -------------------

---------------  --------------------------------  ----------------  ---------  ---------  -------------------

---------------  --------------------------------  ----------------  ---------  ---------  -------------------


OR / / I made no reportable trades during the quarter.

I certify that this Form II contains a true statement of my personal securities transactions during the most recent calendar quarter.

Date:                                   Signature:
     --------------------                         ------------------------------
                                        Reviewed By:
                                                    ----------------------------

--------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 18

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                    FORM III

                PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS

Pursuant to Section II of Harbor Fund's and HCA Securities' Code of Ethics, all EMPLOYEES and ACCESS PERSONS (except the Fund's disinterested Trustees) are required to submit FORM III prior to trading for their own account, including accounts over which they have beneficial ownership.

For EMPLOYEES who are not ACCESS PERSONS, pre-clearance is required only for transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of Harbor Fund within thirty (30) calendar days (excluding the Harbor Money Market Fund and Harbor Short Duration Fund and excluding purchases and sales pursuant to an automatic dividend reinvestment plan, an automatic investment, exchange or withdrawal plan).

For ACCESS PERSONS, pre-clearance is required for all securities transactions except transactions in shares of Harbor Fund which are covered by the same pre-clearance requirement applicable to EMPLOYEES who are not ACCESS PERSONS described above.


1.   Name and title of EMPLOYEE or ACCESS PERSON:





2.   Title and amount of the security for which pre-clearance is sought:





3.   Recommendation of Review Officer:






4.   Date and Signature of Review Officer:








-------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 19

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.


                                     FORM IV

                        INITIAL AND ANNUAL CERTIFICATION

I certify that I have received a copy of Harbor Capital's Code of Ethics, (i) have read and understand this Code of Ethics and recognize that I am subject thereto, (ii) have complied with the requirements of the Code of Ethics; and
(iii) have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.



Date:                                    Name:
      ----------------------                     ------------------------------

                                        Title:
                                                  -----------------------------



















-------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 20

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.


                                     FORM V

                            CERTIFICATE OF SUBADVISER

                               CODE OF ETHICS AND
                     WRITTEN REPORT TO THE BOARD OF TRUSTEES
                                 OF HARBOR FUND


                                [SUBADVISER NAME]

[Subadviser], which serves as a subadviser to Harbor ________________________ Fund, hereby certifies to the Board of Trustees of Harbor Fund the following for the quarter ended __________________:

     1. [Subadviser] currently maintains a written Code of Ethics as required by Rule 17j-1 under the Investment Company Act of 1940, as amended, and that procedures have been put in place to reasonably prevent its access persons, as defined by the Rule, from violating the Code of Ethics;

     2. As required by Rule 17j-1, every access person of [Subadviser] currently files reports at least quarterly as to their personal securities transactions and annually as to their personal holdings. In addition, every access person who became an access person of [Subadviser] on or after March 1, 2000 has filed an initial holdings report.

     3. I have examined these initial, quarterly and annual reports and hereby certify that based upon my examination, I have concluded that no material code or procedure violations of the Code of Ethics by any access person occurred for the quarter ended ____________________.

                                  [SUBADVISER]

                                  By:
                                      -----------------------------------------

                                  Date:
                                       ----------------------------------------















-------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 21

                                   HARBOR FUND

                                     FORM VI

               SUBADVISER'S REPORT OF VIOLATION OF CODE OF ETHICS

If the subadviser is reporting a violation of its code of ethics in connection with the quarterly Certification of Subadviser on Form V, the subadviser must also report the following information:

1.   The provision of the subadviser's code of ethics that was violated:





2.   The date of the violation:





3. A complete description of the violation including a description of the securities and the quantity of the securities purchase or sold:





4. An explanation of how the violation may have affected the particular series of Harbor Fund:





5.   What remedial action was taken by the subadviser.











-------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 22

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                    FORM VII

                             INITIAL HOLDINGS REPORT

NAME AND TITLE:
               ----------------------------------------------------------------

List below all securities in which you have a Beneficial Ownership interest as of the date you became an access person. (Alternatively, you may attach a copy of your brokerage statement(s)). This list should include securities owned by your immediate family members and other individuals with whom you share the same household.

                       SECURITY & SYMBOL                NUMBER OF SHARES               PRINCIPAL AMOUNT
                    (PLEASE PRINT LEGIBLY)

1
      -------------------------------------------- ------------------- ------------------------------------------
2
      -------------------------------------------- ------------------- ------------------------------------------
3
      -------------------------------------------- ------------------- ------------------------------------------
4
      -------------------------------------------- ------------------- ------------------------------------------
5
      -------------------------------------------- ------------------- ------------------------------------------
6
      -------------------------------------------- ------------------- ------------------------------------------
8
      -------------------------------------------- ------------------- ------------------------------------------
9
      -------------------------------------------- ------------------- ------------------------------------------
10
      -------------------------------------------- ------------------- ------------------------------------------



List below the name of any broker, dealer or bank with whom you maintained an account in which any securities (including U.S. Government obligations, shares of open-end investment companies and money market instruments) were held for your direct or indirect benefit on the date you became an access person.

          NAME OF BROKER, DEALER OR BANK

1
      --------------------------------------------------------------------------
2
      --------------------------------------------------------------------------

3
      --------------------------------------------------------------------------

4
      --------------------------------------------------------------------------
5
      --------------------------------------------------------------------------


I certify that this Form VII contains a true statement of all securities in which I have a beneficial ownership interest and all accounts maintained at any broker, dealer or bank which were held for my direct or indirect benefit as of the date I became an access person.

Date:                                      Signature:
      ------------------------------                 --------------------------


                    RETURN THIS FORM TO KAREN BRENNER WASIL




-------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 23

                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                    FORM VIII

                             ANNUAL HOLDINGS REPORT

NAME AND TITLE:
               ----------------------------------------------------------------

List below all securities in which you have a Beneficial Ownership interest as of December 31. (Alternatively, you may attach a copy of your brokerage statement(s)). This list should include securities owned by your immediate family members and other individuals with whom you share the same household.

                       SECURITY & SYMBOL                NUMBER OF SHARES               PRINCIPAL AMOUNT
                    (PLEASE PRINT LEGIBLY)

1
      -------------------------------------------- ------------------- ------------------------------------------
2
      -------------------------------------------- ------------------- ------------------------------------------
3
      -------------------------------------------- ------------------- ------------------------------------------
4
      -------------------------------------------- ------------------- ------------------------------------------
5
      -------------------------------------------- ------------------- ------------------------------------------
6
      -------------------------------------------- ------------------- ------------------------------------------
8
      -------------------------------------------- ------------------- ------------------------------------------
9
      -------------------------------------------- ------------------- ------------------------------------------
10
      -------------------------------------------- ------------------- ------------------------------------------

List below the name of any broker, dealer or bank with whom you maintained an account in which any securities (including U.S. Government obligations, shares of open-end investment companies and money market instruments) were held for your direct or indirect benefit on December 31.

    NAME OF BROKER, DEALER OR BANK

1
    -----------------------------------------------------------------
2
    -----------------------------------------------------------------
3
    -----------------------------------------------------------------
4
    -----------------------------------------------------------------
5
    -----------------------------------------------------------------

I certify that this Form VIII contains a true statement of all securities in which I have a beneficial ownership interest and all accounts maintained at any broker, dealer or bank which were held for my direct or indirect benefit as of December 31.


                    RETURN THIS FORM TO KAREN BRENNER WASIL




-------------------------------------------------------------------------------
HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 24

          [SAMPLE LETTER OF DIRECTION TO BROKERS OR OTHER INSTITUTIONS]




[Insert Date]

[Insert Name of Institution
and address]

         RE: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________
                  Account Number(s):  _________________________

Dear Sir or Madam:

Effective immediately, I am directing you to provide to my employer, Harbor Capital Advisors, Inc., the following information regarding my accounts listed above:

         (1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and any related accounts which are opened now or in the future);

         (2) A duplicate copy of all periodic account statements for the same accounts.

Please send all such duplicate confirmations and statements to the following address:

                  Karen B. Wasil
                  Harbor Capital Advisors, Inc.
                  One SeaGate
                  Toledo, Ohio 43666

Thank you for your prompt attention to this matter.


Sincerely,



[Your name and address]



Cc:      Karen B. Wasil, Harbor Capital Advisors



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HARBOR CAPITAL ADVISORS, INC. PROCEDURES MANUAL CODE OF ETHICS - PAGE 25